Exhibit 5.1

November 21, 2003

American Safety Insurance Holdings, Ltd. 44 Church Street, Hamilton, Bermuda

Dear Sirs

American Safety Insurance Holdings, Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-1 filed with the United States Securities and Exchange Commission (the “Commission”) on November 21, 2003 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 2,232,745 common shares, par value US$0.01 per share of which 2,160,000 are being offered by the Company and 72,745 (the “Issued Shares”) are being offered by certain selling shareholders of the Company (the “Selling Shareholders”) together with an additional 334,911 common shares, par value US$0.01 per share subject to an over-allotment option granted to the underwriters by the Company (the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on the date hereof, resolutions adopted by board of directors of the Company at a meeting held on October 17, 2003 (together, the “Resolutions”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the documents reviewed by us, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended, (f) that, upon issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Common Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Common Shares other than the Issued Shares, will be validly issued, fully paid and non-assessable (which expression means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Based solely upon a review of the register of members of the Company dated the date hereof, the Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to this amendment.

Yours faithfully

/s/    CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN